Sub-Item 77Q1:

(a) Amendment to the By-Laws Amendment to the By-Laws of Credit Suisse Select Equity Fund, Inc. Pursuant to Article VIII of the Amended By-Laws (the "By-Laws") of Credit Suisse Select Equity Fund, Inc. (the "Fund"), Article II, Section 6 of the By-Laws is hereby amended and restated in its entirety as follows:

Removal of Directors. Any director of the Corporation may be removed by the stockholders with or without cause at any time by a vote of a majority of the votes entitled to be cast for the election of directors.
A director shall automatically be deemed to retire from the Board of Directors on the date he/she reaches the age of 72 years. The directors who are not "interested persons" of the Fund (as defined in the 1940 Act) ("Independent Directors") may except a director from the normal retirement age of 72 based on the particular facts and circumstances. A determination to waive the normal retirement age for an individual director shall be reviewed on an annual basis by the Independent Directors.
Dated the 11th day of February, 2004

Sub-Item 77Q1(g): Agreement and Plan of Reorganization

AGREEMENT AND PLAN OF REORGANIZATION
THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of this 1st day of October, 2003, between and among Credit Suisse Select
Equity Fund, Inc., a Maryland corporation (the "Acquiring Fund"), and
Credit Suisse Capital Funds, a Massachusetts business trust (the "Trust"), for and on behalf of its series, Credit Suisse Tax Efficient Fund
(the "Acquired Fund"), and, solely for purposes of Sections 4.3, 5.9 and 9.2 hereof, Credit Suisse Asset Management, LLC, a limited liability company organized under the laws of the State of Delaware ("CSAM").
This Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986,
as amended (the "Code").  The reorganization of the Acquired Fund
(collectively, the "Reorganization") will consist of the transfer of all of the assets of the Acquired Fund in exchange solely for shares of the applicable class or classes (collectively, the "Shares") of the
Acquiring Fund, and the assumption by the Acquiring Fund of liabilities of the Acquired Fund, and the distribution, on or after the Closing
Date hereinafter referred to, of Shares of the Acquiring Fund
("Acquiring Fund Shares") to the shareholders of the Acquired Fund in liquidation of the Acquired Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement.
As the Acquired Fund is a series of the Trust, all parties to this
Agreement acknowledge and accept that the Acquired Fund does not have a Board of Trustees or officers separate from the other series of the Trust.  Accordingly, all representations, warranties, covenants and/or other obligations of any kind made by the Acquired Fund in this Agreement are expressly understood by all parties to this
Agreement as being made by the Trustees or officers of the Trust, as applicable, in their respective capacities as Trustees or officers
(and not in their individual capacities) for, and on behalf of, the Acquired Fund. WHEREAS, the Board of Trustees of the Acquired Fund has determined that the exchange of all of the assets of the Acquired Fund for Acquiring
Fund Shares and the assumption of the liabilities of the Acquired Fund by the Acquiring Fund is in the best interests of the Acquired Fund and that the interests of the existing shareholders of the Acquired Fund would not be diluted as a result of this transaction; and WHEREAS, the Board of
Directors of the Acquiring Fund has determined that the exchange of all of the assets of the Acquired Fund for Acquiring Fund Shares is in the
best interests of the Acquiring  Fund's shareholders and that the interests of the existing shareholders of the Acquiring Fund would not be diluted as a result of this transaction. NOW, THEREFORE, in
consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant
and agree as follows:
1.	Transfer of assets of the Acquired Fund in exchange for Acquiring
Fund Shares and assumption of the Acquired Fund's liabilities and liquidation of the Acquired Fund.
1.1.	Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein, the Acquired Fund agrees to transfer its assets as set forth in paragraph 1.2 to the Acquiring Fund, and the Acquiring Fund agrees in exchange therefor: (i) to deliver to the Acquired Fund the number of each class of the Acquiring Fund Shares, including fractional Acquiring Fund Shares, of each class of the Acquired
Fund determined by dividing the value of the Acquired Fund's net assets attributable to each such class of shares, computed in the manner and as of the time and date set forth in paragraph 2.1, by the net asset value of one Acquiring Fund Share of the applicable class; and (ii) to assume the liabilities of the Acquired Fund, as set forth in paragraph 1.3. Such transactions shall take place at the closing provided for in paragraph 3.1
(the "Closing").
1.2. (a) The assets of the Acquired Fund to be acquired by the Acquiring
Fund shall consist of all property including, without limitation, all cash, securities and dividend or interest receivables that are owned by or owed to the Acquired Fund and any deferred or prepaid expenses shown as an asset on the books of the Acquired Fund on the Closing date provided in paragraph
3.1 (the "Closing Date").(b) The Acquired Fund has provided the Acquiring
Fund with a list of all of the Acquired Fund's assets as of the date of execution of this Agreement. The Acquired Fund reserves the right to sell any of these securities but will not, without the prior approval of the Acquiring Fund, acquire any additional securities other than securities of the type in which the Acquiring Fund is permitted to invest.
The Acquired Fund will, within a reasonable time prior to the
Closing Date, furnish the Acquiring Fund with a list of the securities, if any, on the Acquired Fund's list referred to in the first sentence of this paragraph which do not conform to the Acquiring Fund's investment objective, policies and restrictions.  In the event that the
Acquired Fund holds any investments which the Acquiring Fund may not hold, the Acquired Fund will dispose of such securities prior to the Closing Date.
In addition, if it is determined that the portfolios of the Acquired Fund and the Acquiring Fund, when aggregated, would contain investments exceeding certain percentage limitations imposed upon the Acquiring Fund with respect to such investments, the Acquired Fund, if requested by the Acquiring Fund, will dispose of and/or reinvest a sufficient amount of such investments as may be necessary to avoid violating such limitations as of the Closing Date.
1.3.	The Acquired Fund will endeavor to discharge all of the known liabilities and obligations of the Acquired Fund prior to the Closing Date, other than those liabilities and obligations which would otherwise be discharged at a later date in the ordinary course of business.
The Acquiring Fund shall assume all liabilities, expenses, costs, charges and reserves, including those liabilities reflected on unaudited statements of assets and liabilities of the Acquired Fund and the
Acquiring Fund prepared by State Street Bank and Trust Company
("State Street"), the accounting agent of each Fund, as of the
Valuation Date (as defined in paragraph 2.1), in accordance with generally accepted accounting principles consistently applied from the prior audited period. The Acquiring Fund shall also assume any liabilities, expenses, costs or charges incurred by or on behalf of the Acquired Fund specifically arising from or relating to the operations and/or transactions of the Acquired Fund prior to and including the Closing Date but which are not reflected on the above-mentioned statement of assets and liabilities, including any liabilities, expenses, costs or charges arising under paragraph 5.7 hereof.
1.4. As soon on or after the Closing Date as is conveniently practicable
(the "Liquidation Date"), the Acquired Fund will liquidate and distribute pro rata to the Acquired Fund's shareholders of record determined as of the close of business on the Closing Date (the "Fund Shareholders") the Acquiring Fund Shares it receives pursuant to paragraph 1.1. Such liquidation and distribution will be accomplished by the transfer of the Acquiring Fund Shares then credited to the account of the Acquired
Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the name of the Acquired Fund's shareholders representing the respective pro rata number of the Acquiring
Fund Shares due such shareholders.  All issued and outstanding shares of the Acquired Fund will simultaneously be canceled on the books of the
Acquired Fund, although share certificates representing interests in the Acquired Fund will represent a number of Acquiring Fund Shares after the
Closing Date as determined in accordance with Section 2.2.  The Acquiring
Fund shall not issue certificates representing the Acquiring Fund Shares in connection with such exchange.
1.5. Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund's transfer agent. Shares of the Acquiring Fund will be issued in the manner described in the Acquiring Fund's current prospectuses and statement of additional information.
1.6. Any transfer taxes payable upon issuance of the Acquiring Fund Shares in a name other than the registered holder of the Acquired Fund Shares on the books of the Acquired Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring
Fund Shares are to be issued and transferred.
1.7. Any reporting responsibility of the Acquired Fund is and shall remain the responsibility of the Acquired Fund up to and including the Closing
Date and such later date on which the Acquired Fund is terminated.
2. Valuation
2.1. The value of the Acquired Fund's assets to be acquired hereunder shall be the value of such assets computed as of the close of regular trading on
The New York Stock Exchange, Inc. (the "NYSE") on the Closing Date
(such time and date being hereinafter called the "Valuation Date"), using the valuation procedures set forth in the Acquired Fund's then current prospectuses or statement of additional information.
2.2. The number of Class A, Class B, Class C and load-waived Class A
Shares of the Acquiring Fund to be issued (including fractional shares, if any) in exchange for Class A, Class B, Class C and Common Class shares of beneficial interest, respectively, of the Acquired Fund shall be determined by dividing the value of the net assets of the Acquired
Fund attributable to its respective Class A, Class B, Class C and
Common Class shares of beneficial interest determined using the same valuation procedures referred to in paragraph 2.1 by the net asset value per Share of the Class A, Class B, Class C and load-waived Class
A shares, respectively, of the Acquiring Fund computed as of the close of regular trading on the NYSE on the Closing Date, using the valuation procedures set forth in the Acquiring Fund's then current prospectuses or statement of additional information.
2.3. All computations of value with respect to the Acquiring Fund and the Acquired Fund shall be made by State Street in accordance with its regular practice as pricing agent for the Acquiring Fund.
3. Closing and Closing Date
3.1. The Closing Date for the Reorganization shall be December 5, 2003, or such other date as the parties to such Reorganization may agree to in writing. All acts taking place at the Closing shall be deemed to take place simultaneously as of the close of trading on the NYSE on the
Closing Date unless otherwise provided.  The Closing shall be held as of 10:00 a.m., at the offices of Willkie Farr & Gallagher LLP or at such other time and/or place as the parties may agree.
3.2. State Street Bank and Trust Company, the custodian for the Acquiring
Fund (the "Custodian"), shall deliver as soon as practicable after the
Closing a certificate of an authorized officer stating that:  (a) the
Acquired Fund's portfolio securities, cash and any other assets have been delivered in proper form to the Acquiring Fund on the Closing Date and (b)
all necessary taxes, including all applicable federal and state stock transfer stamps, if any, have been paid, or provision for payment has been made, in conjunction with the delivery of portfolio securities.
3.3. In the event that on the Valuation Date (a) the NYSE or another primary trading market for portfolio securities of the Acquiring
Fund or the Acquired Fund shall be closed to trading or trading thereon shall be restricted or (b) trading or the reporting of trading on the NYSE or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Acquiring Fund or the Acquired Fund is impracticable, the applicable Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.
3.4. The Acquired Fund shall deliver at the Closing a list of the names and addresses of the Acquired Fund's shareholders and the number and class of outstanding Shares owned by each such shareholder immediately prior to the Closing or provide evidence that such information has been provided to the Acquiring Fund's transfer agent.  The Acquiring Fund shall issue and deliver a confirmation evidencing the Acquiring Fund
Shares to be credited to the Acquired Fund's account on the Closing Date to the Secretary of the Acquired Fund or provide evidence satisfactory to the Acquired Fund that such Acquiring Fund Shares have been credited to the Acquired Fund's account on the books of the Acquiring Fund.  At the Closing, each party shall deliver to the relevant other parties such bills of sale, checks, assignments, share certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.
4. Representations and Warranties
4.1. The Acquired Fund represents and warrants to the Acquiring Fund as follows:(a) The Acquired Fund is a duly established series of the Trust;
the Trust is a Massachusetts business trust duly organized and validly existing under the laws of The Commonwealth of Massachusetts;
(b) The Trust is a registered investment company classified as a management company of the open-end type and its registration with the Securities and Exchange Commission (the "Commission") as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), is in full force and effect;
(c) The Acquired Fund is not, and the execution, delivery and performance of this Agreement by the Trust will not result, in a violation of its Amended and Restated Agreement and Declaration of
Trust or By-Laws or any material agreement, indenture, instrument, contract, lease or other undertaking to which the Acquired Fund is a party or by which the Acquired Fund or its property is bound;
(d) There are no contracts or other commitments (other than this Agreement)
of the Acquired Fund which will be terminated with liability to the
Acquired Fund prior to the Closing Date;(e) Except as previously disclosed in writing to and accepted by the Acquiring Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Acquired Fund or any of its properties or assets which, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business.  Except as previously disclosed in writing to and accepted by the Acquiring Fund, the Acquired Fund knows of no facts which might form the basis for the institution of such proceedings and is not party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or the business of the Acquired Fund or its ability to consummate the transactions herein contemplated;
(f) The Statements of Assets and Liabilities of the Acquired Fund as of
October 31, 2002, including the Schedule of Investments and the related Statement of Operations for the year then ended, the Statement of Changes in Net Assets for each of the two years in the period then ended and the Financial Highlights for each of the five years in the period then ended, have been audited by PricewaterhouseCoopers LLP (or one of its legacy firms), independent accountants, and are in accordance with generally accepted accounting principles consistently applied, and such statements (copies of which have been furnished to the
Acquiring Fund) fairly reflect the financial condition of the Acquired
Fund as of such dates, and there are no known contingent liabilities of the Acquired Fund as of October 31, 2002 not disclosed therein;
(g) Since October 31, 2002 there has not been any material adverse change in the Acquired Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by the Acquired Fund of indebtedness maturing more than one year from the date such indebtedness was incurred except as otherwise disclosed to and accepted in writing by the Acquiring Fund. For purposes of this subsection (g), a decline in net asset value per share of beneficial interest of the Acquired Fund due to declines in market values of securities in the Acquired Fund's portfolio, the discharge of Fund liabilities, or the redemption of the Acquired Fund shares by Fund shareholders shall not constitute a material adverse change;
(h) At the date hereof and the Closing Date, all federal and other tax returns and reports, including extensions, of the Acquired Fund required by law to have been filed by such dates shall have been filed, and all federal and other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof and, to the best of the
Acquired Fund's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;
(i) For each taxable year of its operation (including the taxable year ending on the Closing Date), the Acquired Fund has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company. All of the Acquired Fund's issued and outstanding shares have been offered and sold in compliance in all material respects with applicable federal and state securities laws;
(j) All issued and outstanding shares of beneficial interest of each class of the Acquired Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and, except as set forth in the Trust's Amended and Restated Declaration of Trust, non-assessable.
All of the issued and outstanding shares of beneficial interest of the
Acquired Fund will, at the time of Closing, be held by the persons and in the amounts set forth in the records of the transfer agent as provided in paragraph 3.4.  The Acquired Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Acquired Fund's shares, nor is there outstanding any security convertible into any of the Acquired Fund's shares;
(k) At the Closing Date, the Acquired Fund will have good and marketable title to the Acquired Fund's assets to be transferred to the Acquiring
Fund pursuant to paragraph 1.2 and full right, power and authority to sell, assign, transfer and deliver such assets hereunder and, upon delivery and payment for such assets, the Acquiring Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, except such restrictions as might arise under the
Securities Act of 1933, as amended (the "1933 Act"), and the 1940
Act with respect to privately placed or otherwise restricted securities that the Acquired Fund may have acquired in the ordinary course of business and of which the Acquiring Fund has received notice and necessary documentation at or prior to the
Closing;
(l) The execution, delivery and performance of this Agreement has been duly authorized by all necessary actions on the part of the
Acquired Fund's Board of Trustees, and subject to the approval of the Acquired Fund's shareholders, this Agreement will constitute a valid and binding obligation of the Acquired Fund enforceable in accordance with its terms, subject
to the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;
(m) The information to be furnished by the Acquired Fund for use in applications for orders, registration statements or proxy materials or for use in any other document filed or to be filed with any federal, state or local regulatory authority (including the NASD, Inc.), which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations applicable thereto;
(n) The current prospectuses and statements of additional
information of the Acquired Fund conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and do not include any untrue statement of a material fact or omit
to state any material fact required to be stated therein
or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;
and (o) Insofar as the following relate to the Acquired Fund, the registration statement filed by the Acquiring Fund on Form N-14 relating to Acquiring Fund Shares that will be registered
with the Commission pursuant to this Agreement, which, without limitation, shall include a proxy statement of the Acquired
Fund (the "Proxy Statement") and the prospectuses of the
Acquiring Fund with respect to the transactions contemplated by this Agreement, and any supplement or amendment thereto,
and the documents contained or incorporated therein by reference
(the "N-14 Registration Statement"), on the effective date
of the N-14 Registration Statement, at the time of any
shareholders' meeting referred to herein, on the Valuation Date and on the Closing Date:  (i) shall comply in all material
respects with the provisions of the 1933 Act, the Securities
Exchange Act of 1934 (the "1934 Act") and the 1940 Act and the
rules and regulations under those Acts, and (ii) shall not contain any untrue statement of a material fact or omit to state a
material fact required to be stated therein or necessary to
make the statements therein not misleading; provided, however, that the representations and warranties in this section
shall not apply to statements in or omissions
from the Proxy Statement and the N-14 Registration
Statement made in
reliance upon and in conformity with information that was
furnished or should have been furnished by the Acquiring Fund for use therein. 4.2. The Acquiring Fund represents and
warrants to the Acquired Fund as follows:
(a) The Acquiring Fund is a duly organized, validly
existing corporation in good standing under the laws
of the State of Maryland;
(b) The Acquiring Fund is a registered investment company
classified as a management company of the open-end type and
its registration with the Commission as an investment
company under the 1940 Act, is in full force and effect;
(c) The current prospectuses and statements of additional
information filed as part of the Acquiring Fund registration statement on Form N-1A
(the "Acquiring Fund Registration Statement") conform in all material respects to the applicable requirements of the 1933
Act and the 1940 Act and the rules and regulations of the
Commission under those Acts and do not include any untrue
statement of a material fact or omit to state any material
fact required to be stated therein or necessary to make the
statements therein, in light of the circumstances under
which they were made, not materially misleading;
(d) At the Closing Date, the Acquiring Fund will have good
and marketable title to its assets;
(e) The Acquiring Fund is not, and the execution, delivery
and performance of this Agreement by the Acquiring Fund will not result in a violation of its Articles of Incorporation
or ByLaws or any material agreement, indenture, instrument,
contract, lease or other undertaking to which the Acquiring
Fund is a party or by which the Acquiring Fund or its property is bound or affected;
(f) Except as previously disclosed in writing to and accepted by the Acquired Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the
Acquiring Fund or any of its properties or assets which,
if adversely determined, would materially and adversely
affect its financial condition or the conduct of its business.
The Acquiring Fund knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions contemplated herein;
(g) Since August 31, 2003 there has not been any material adverse change in the Acquiring Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by the Acquiring Fund of indebtedness maturing more than one year from the date such indebtedness was incurred except as otherwise disclosed to and accepted in writing by the Acquired Fund.  For purposes of this subsection (g), a decline in net asset value per share of the Acquiring Fund due to declines in market values of securities in the Acquiring Fund's portfolio, the discharge of Acquiring Fund liabilities, or the redemption of Acquiring Fund Shares by Acquiring Fund Shareholders
shall not constitute a material adverse change;
(h) At the Closing Date, all federal and other tax returns and reports, including extensions, of the Acquiring Fund required by law then to be filed shall have been filed, and all federal and other taxes shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof;
(i) For each taxable year of its operation (including the taxable year which includes the Closing Date), the Acquiring Fund has met the requirements of Subchapter M of the Code for qualification as a regulated investment company and has elected to be treated as such, has been eligible to and has computed its federal income tax under Section 852 of the Code;
(j) At the date hereof, all issued and outstanding Acquiring Fund Shares of each class are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and, except as set forth in the Articles of Incorporation, non-assessable, by the Acquiring Fund. The Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any Acquiring Fund Shares, nor is there outstanding any security convertible into any Acquiring Fund Shares;
(k) The execution, delivery and performance of this Agreement has been duly authorized by all necessary actions on the part of the Acquiring Fund's Board of Directors, and this Agreement will constitute a valid and binding obligation of the Acquiring Fund enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;
(l) The Acquiring Fund Shares to be issued and delivered to the Acquired Fund, for the account of the Acquired Fund's shareholders, pursuant to the terms of this Agreement, will at the Closing Date have been duly authorized and when so issued and delivered, will be duly and validly issued Acquiring Fund Shares, and will be fully paid and, non-assessable, by the Acquiring Fund;
(m) Insofar as the following relate to the Acquiring Fund, the N-14 Registration Statement, on the effective date of the N-14 Registration Statement, at the time of any shareholders' meeting referred to herein, on the Valuation Date and on the Closing Date: (i) shall comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations under those Acts, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this section shall not apply to statements in or omissions from the Proxy Statement and the N-14 Registration Statement made in reliance upon and in conformity with information that was furnished or should have been furnished by the Acquired Fund for use therein; and (n) The Acquiring Fund agrees to use all reasonable efforts to obtain the approvals and
authorizations required by the 1933 Act, the 1940 Act and such of the state Blue Sky or securities laws as it may deem appropriate in order to continue its operations after the Closing Date.
4.3. CSAM represents and warrants to the Acquiring Fund as follows: To the knowledge of CSAM (i) there are no claims, actions, suits or proceedings pending against the Acquired Fund, and (ii) there are no claims, actions, suits or proceedings threatened, or circumstances that have been identified by the Management Committee of CSAM and the Secretary
thereof as reasonably likely to give rise to any claims, actions, suits or proceedings, against the Acquired Fund that would materially adversely affect the Acquired Fund or its assets or business other than those disclosed in writing to and accepted by the Acquiring
Fund.
5. Covenants of the Acquired Fund and the Acquiring Fund
5.1. The Acquiring Fund and the Acquired Fund will operate their respective businesses in the ordinary course between the date hereof and the Closing Date. It is understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions.
5.2. The Acquired Fund will call a meeting of the shareholders of the Acquired Fund to consider and act upon this Agreement and to take all other actions necessary to obtain approval of the transactions contemplated herein.
5.3. The Acquired Fund covenants that the Acquiring Fund Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof other than in accordance with the terms of this Agreement.
5.4. The Acquired Fund will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Acquired Fund's Shares.
5.5. Subject to the provisions of this Agreement, the Acquiring Fund and the Acquired Fund will each take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.
5.6. The Acquired Fund will provide the Acquiring Fund with information reasonably necessary for the preparation of a prospectus (the "Prospectus") which will include the Proxy Statement referred to in paragraph 4.1(o), all to be included in the N-14 Registration Statement, in compliance with the 1933 Act, the 1934 Act and the 1940 Act in connection with the meeting of the Acquired Fund's shareholders to consider approval of this Agreement and the transactions contemplated herein.
5.7. The Acquiring Fund agrees to indemnify and advance expenses to each person who at the time of the execution of this Agreement serves as a Trustee or Officer ("Indemnified Person") of the Acquired Fund, against money damages actually and reasonably incurred by such Indemnified Person in connection with any claim that is asserted against such Indemnified Person arising out of such person's service as a Trustee or officer of the Acquired Fund with respect to matters specifically relating to the Reorganization, provided that such indemnification and advancement of expenses shall be permitted to the fullest extent that is available under applicable law. This paragraph 5.7 shall not protect any such Indemnified Person against any liability to the Acquired Fund, the Acquiring Fund or their shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or from reckless disregard of the duties involved in the conduct of his office.
An Indemnified Person seeking indemnification shall be entitled to advances from the Acquiring Fund for payment of the reasonable expenses incurred by him in connection with the matter as to which he is seeking indemnification in the manner and to the fullest extent permissible under applicable law.  Such Indemnified Person shall provide to the Acquiring Fund a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Acquiring
Fund under thisparagraph has been met and a written undertaking to repay any advance if it should ultimately be determined that the standard of conduct has not been met.
In addition, at least one of the following additional conditions shall be met: (a) the Indemnified Person shall provide security in form and amount acceptable to the Acquiring Fund for its undertaking;
(b) the Acquiring Fund is insured against losses arising by reason of the advance; or (c) either a majority of a quorum of disinterested non-party directors of the Acquiring Fund (collectively, the
"Disinterested Directors"),  or independent legal counsel experienced in mutual fund matters, selected by the Indemnified Person,
in a written opinion, shall have determined, based on a review of facts readily available to the Acquiring Fund at the time the advance is proposed to be made, that there is reason to believe that the
Indemnified Person will ultimately be found to be entitled to indemnification. 5.8. The Acquiring Fund agrees to take no action that would adversely affect the qualification of the Reorganization as a reorganization under Section
368(a) of the Code. In this regard, the Acquiring Fund covenants that, following the Reorganization, it will (i) continue the historic business of the Acquired Fund or (ii) use a significant portion of the
Acquired Fund's historic business assets.
5.9. CSAM agrees that the Acquiring Fund will succeed to all rights that the Acquired Fund has, or would have but for the Reorganization, against CSAM or its affiliates by reason of any act or failure to act by CSAM or any of its affiliates prior to the Closing Date.
6. Conditions Precedent to Obligations of the Acquired Fund The obligations of the Acquired Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Acquiring Fund of all of the obligations to be performed by it hereunder on or before the
Closing Date and, in addition thereto, the following further conditions:
6.1. All representations and warranties of the Acquiring Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the actions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date;
6.2. The Acquiring Fund shall have delivered to the Acquired
Fund a certificate executed in its name by its Chairman, Vice President, Secretary, Treasurer or Assistant Treasurer, in a form reasonably satisfactory to the Acquired Fund and dated as of the Closing Date, to the effect that the representations and warranties of the
Acquiring Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement and as to such other matters as the Acquired
Fund shall reasonably request; and 6.3. The Acquired Fund shall have received on the Closing Date a favorable opinion from Willkie Farr & Gallagher LLP, counsel to the Acquiring Fund, dated as of the Closing Date, in a form reasonably satisfactory to the Acquired Fund, covering the following points:
That (a) the Acquiring Fund is a validly existing corporation and in good standing under the laws of the State of Maryland and has the corporate power to own all of its properties and assets and to carry on its business as a registered investment company; (b) the Agreement has been duly authorized, executed and delivered by the Acquiring Fund, and assuming due authorization, execution and delivery of the Agreement by the other parties hereto, is a valid and binding obligation of the Acquiring
Fund enforceable against the Acquiring Fund in accordance with its terms, subject to the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (c) the Acquiring Fund Shares to be issued to the Acquired Fund and distributed by the Acquired Fund to the Acquired Fund's shareholders as provided by this
Agreement are duly authorized and upon such delivery will be validly issued and outstanding and are fully paid and non-assessable and no shareholder of the Acquiring Fund has any preemptive rights to subscription or purchase in respect thereof under the Charter or
Bylaws of the Acquiring Fund or the Maryland General Corporation Law;
(d) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, conflict with the Acquiring Fund's Articles of Incorporation or By-Laws, or result in a material violation of any provision of any material agreement (known to such counsel)
to which the Acquiring Fund is a party or by which it or its property is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty, under
any material agreement, judgment or decree to which the
Acquiring Fund is a party or by which it or its property is
bound; (e) to the knowledge of such counsel, no consent,
approval, authorization or order of any court or governmental authority of the United States or the State of Maryland
is required for the consummation by the Acquiring Fund of
the actions contemplated herein, except such as have been
obtained under the 1933 Act, the 1934 Act and the 1940 Act,
and such as may be required under state securities laws;
(f) only insofar as they relate to the Acquiring Fund, the
descriptions in the Proxy Statement of statutes, legal and
governmental proceedings, investigations, orders, decrees
or judgments of any court or governmental body in the
United States and contracts and other documents, if any,
are accurate and fairly present the information required to be shown; (g) to the knowledge of such counsel, there is no
legal, administrative or governmental proceeding, investigation, order, decree or judgment of any court or governmental body, only insofar as they relate to the Acquiring Fund or
its assets or properties, pending, threatened or otherwise
existing on or before the effective date of the
N-14 Registration Statement or the Closing Date, which are
required to be described in the N-14 Registration Statement or to be filed as an exhibit to the N-14 Registration Statement which is not described and filed as required or which materially and adversely affect the Acquiring Fund's business;
(h) the Acquiring Fund is registered as an investment company under the 1940 Act and, to the knowledge of such counsel, its registration with the Commission as an investment company under the 1940 Act is in full force and effect; and (i) the Proxy Statement, as of its date, appeared on its face to be appropriately responsive in all material respects to the requirements of the 1933 Act, the 1934 Act and the 1940
Act and the rules and regulations thereunder; provided, however, that such counsel shall be entitled to state that it does not assume any responsibility for the accuracy, completeness or fairness of the
Proxy Statement. With respect to all matters of Maryland law, such counsel shall be entitled to state that, with the approval of the Acquired Fund, they have relied upon the opinion of Venable
LLP and that their opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Venable LLP.  Such opinion also
shall include such other matters incident to the transaction contemplated hereby as the Acquired Fund may reasonably request.
In this paragraph 6.3, references to the Proxy Statement include and relate only to the text of such Proxy Statement and not, except as specifically stated above, to any exhibits or
attachments thereto or to any documents incorporated by
reference therein.
6.4 The Board of Directors of the Acquiring Fund, including a majority of the directors who are not "interested persons" of the
Acquiring Fund (as defined in the 1940 Act), shall have determined that this Agreement and the transactions contemplated hereby are in the best interests of the Acquiring Fund and that the interests of the shareholders in the Acquiring Fund would not be diluted as a result of such transactions, and the Acquiring Fund shall have delivered to the Acquired Fund at the Closing, a certificate, executed by an officer, to the effect that the condition described in this subparagraph has been satisfied.
7. Conditions Precedent to Obligations of the Acquiring Fund
The obligations of the Acquiring Fund to complete the
transactions provided for herein shall be subject, at its
election, to the performance by the Acquired Fund of all the obligations to be performed by it hereunder on or before the
Closing Date and, in addition thereto, the following conditions:
7.1. All representations and warranties by or on behalf of the
Acquired Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date;
7.2. The Acquired Fund shall have delivered to the Acquiring Fund a statement of the Acquired Fund's assets and liabilities as of the
Closing Date, certified by the Treasurer or Assistant Treasurer of the Acquired Fund;
7.3. The Acquired Fund shall have delivered to the Acquiring Fund on the Closing Date a certificate executed in its name by its Chairman,
Vice President, Secretary, Treasurer or Assistant Treasurer, in form and substance satisfactory to the Acquiring Fund and dated as of the
Closing Date, to the effect that the representations and warranties of the Acquired Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the Acquiring Fund shall reasonably request; and
7.4. The Acquiring Fund shall have received on the Closing Date a favorable opinion of Willkie Farr & Gallagher LLP, counsel to the
Acquired Fund, in a form satisfactory to the Secretary of the
Acquiring Fund, covering the following points:
That (a) the Trust is a validly existing business trust under the laws of The Commonwealth of Massachusetts, and has the trust power to own all of its properties and assets and to carry on its business as a registered investment company; (b) the Agreement has been duly authorized, executed and delivered by the Trust and the Acquired Fund is a duly established series of the Trust and, assuming due
authorization, execution and delivery of the Agreement by the other parties hereto, is a valid and binding obligation of the Trust in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors'
rights and to general equity principles; (c) the execution and delivery of the Agreement did not, and the consummation of the transactions contemplated hereby will not, conflict with the Trust's
Amended and Restated Declaration of Trust or result in a material violation of any provision of any material agreement
(known to such counsel) to which the Acquired Fund is a party or by which it or its property is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty, under any material agreement, judgment, or decree to which the Acquired Fund is a party or by which it or its property is bound; (d) to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or The
Commonwealth of Massachusetts is required for the consummation by the Acquired Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the
1940 Act, and such as may be required under state securities laws; (e) the Proxy Statement (except as to financial and
statistical data contained therein, as to which no opinion need be given), as of its date, appeared on its face to be appropriately responsive in all material respects to the 1934 Act and the 1940
Act and the rules and regulations thereunder; provided, however, that such counsel shall be entitled to state that it does not assume any responsibility for the accuracy, completeness or
fairness of the Proxy Statement; (f) to the knowledge of such counsel, there is no legal, administrative or governmental proceeding, investigation, order, decree or judgment of any court or governmental body, only insofar as they relate to the Acquired Fund or its assets or properties, pending, threatened or otherwise existing on or before the effective date of the N-14 Registration
Statement or the Closing Date, which is required to be described in the N-14 Registration Statement or to be filed as an exhibit to the N-14 Registration Statement which is not described or filed as required or which materially and adversely affect the
Acquired Fund's business; and (g) the Trust is registered as an investment company under the 1940 Act, and, to the knowledge of such counsel, its registration with the Commission as an investment company under the 1940 Act is in full force and effect.
With respect to all matters of Massachusetts law, such counsel shall be entitled to state that, with the approval of the Acquiring
Fund, they have relied upon the opinion of Sullivan & Worcester
LLP and that their opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Sullivan & Worcester LLP.  Such opinion also shall include such other matters incident to the transaction contemplated hereby as the Acquiring Fund may
reasonably request.
In this paragraph 7.4, references to the Proxy Statement include and relate only to the text of such Proxy Statement and not to any exhibits or attachments thereto or to any documents incorporated by reference therein.
7.5. The Acquiring Fund shall have received from PricewaterhouseCoopers
LLP a letter addressed to the Acquiring Fund dated as of the effective date of the N-14 Registration Statement in form and substance satisfactory to the Acquiring Fund, to the effect that:
(a) they are independent public accountants with respect to the Acquired
Fund within the meaning of the 1933 Act and the applicable regulations thereunder; and (b) in their opinion, the financial statements and financial highlights of the Acquired Fund included or incorporated by reference in the N-14 Registration Statement and reported on by them comply as to form in all material aspects with the applicable accounting requirements of the 1933 Act and the rules and regulations thereunder.
7.6. the Acquired Fund shall have received from PricewaterhouseCoopers
LLP a letter addressed to the Acquired Fund dated as of the effective date of the N-14 Registration Statement in form and substance satisfactory to the Acquired Fund, to the effect that:
(a) they are independent public accountants with respect to the
Acquiring Fund within the meaning of the 1933 Act and the applicable regulations thereunder; and (b) in their opinion, the financial statements and financial highlights of the Acquiring Fund included or incorporated by reference in the N-14 Registration Statement and reported on by them comply as to form in all material aspects with the applicable accounting requirements of the 1933 Act and the rules and regulations thereunder.
7.7. The Acquiring Fund and the Acquired Fund shall have received from PricewaterhouseCoopers LLP a letter addressed to both Funds and dated as of the effective date of the N-14 Registration Statement in form and substance satisfactory to each Fund, to the effect that: on the basis of limited procedures agreed upon by the Acquiring Fund and the Acquired
Fund and described in such letter (but not an examination in accordance with generally accepted auditing standards), specified information relating to each Fund appearing in the N-14 Registration Statement and the Proxy Statement has been obtained from the accounting records of each Fund or from schedules prepared by officers of each Fund having responsibility for financial and reporting matters and such information is in agreement with such records, schedules or computations made therefrom.
7.8. The Acquired Fund shall have delivered to the Acquiring Fund copies of financial statements of the Acquired Fund as of and for the fiscal year ended October 31, 2003.
7.9. The Acquiring Fund shall have received from PricewaterhouseCoopers
LLP a letter addressed to the Acquiring Fund and dated as of the Closing
Date stating that, as of a date no more than three (3) business days prior to the Closing Date, PricewaterhouseCoopers LLP performed limited procedures and that on the basis of those procedures it confirmed the matters set forth in paragraph 7.6.
7.10. The Board of Trustees of the Trust, including a majority of the trustees who are not "interested persons" of the Acquired Fund
(as defined by the 1940 Act), shall have determined that this Agreement and the transactions contemplated hereby are in the best interests of the Acquired Fund and that the interests of the shareholders in the
Acquired Fund would not be diluted as a result of such transactions, and the Trust shall have delivered to the Acquiring Fund at the Closing, a certificate, executed by an officer, to the effect that the condition described in this subparagraph has been satisfied.
8. Further Conditions Precedent to Obligations of the Acquiring Fund
and the Acquired Fund If any of the conditions set forth below do not exist on or before the Closing Date with respect to the Acquiring Fund, the Acquired Fund shall, and if any of such conditions do not exist on or before the Closing Date with respect to the Acquired Fund, the
Acquiring Fund shall, at their respective option, not be required to consummate the transactions contemplated by this Agreement.
8.1. The Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of beneficial interest of the Acquired Fund in accordance with the provisions of the Trust's Amended and
Restated Declaration of Trust and applicable law and certified copies of the votes evidencing such approval shall have been delivered to the Acquiring Fund.
8.2. On the Closing Date no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions
contemplated herein.
8.3. All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities
(including those of the Commission and of state blue sky and securities authorities, including "no-action" positions of and exemptive orders from such federal and state authorities) deemed necessary by the Acquiring Fund or the Acquired Fund to permit consummation, in all material respects, of the transactions
contemplated hereby shall have been obtained, except where
failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets
or properties of the Acquiring Fund or the Acquired Fund,
provided that either party hereto may for itself waive any of such conditions.
8.4. The N-14 Registration Statement and the Acquiring Fund
Registration Statement shall each have become or be effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that
purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.
8.5. The parties shall have received a favorable opinion of Willkie
Farr & Gallagher LLP, addressed to, and in form and substance satisfactory to, the Acquired Fund and the Acquiring Fund,
substantially to the effect that for U.S. federal income tax purposes:
(a) The transfer of all of the Acquired Fund's assets to the
Acquiring Fund in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the liabilities of the
Acquired Fund, and the distribution of such Acquiring Fund Shares to shareholders of the Acquired Fund in exchange for their shares of beneficial interest of the Acquired Fund, will constitute
a "reorganization" within the meaning of Section 368(a) of the
Code, and the Acquiring Fund and the Acquired Fund will each be a "party to a reorganization" within the meaning of
Section 368(b) of the Code; (b) no gain or loss will be
recognized by the Acquiring Fund on the receipt of the
assets of the Acquired Fund solely in exchange for the Acquiring Fund
Shares and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund; (c) except for gain or loss regularly
attributable to the termination of the Acquired Fund's taxable year, no gain or loss will be recognized by the Acquired Fund upon the transfer of the Acquired Fund's assets to the Acquiring Fund in exchange for the Acquiring Fund Shares and the assumption by the
Acquiring Fund of the liabilities of the Acquired Fund or upon the distribution of the Acquiring Fund Shares to the Acquired Fund's
shareholders in exchange for their shares of the Acquired Fund;
(d) no gain or loss will be recognized by shareholders of the Acquired
Fund upon the exchange of their Acquired Fund shares of beneficial interest for the Acquiring Fund Shares or upon the assumption by the Acquiring Fund of the liabilities of the Acquired Fund;
(e) the aggregate tax basis of the Acquiring Fund Shares received by each of the Acquired Fund's shareholders pursuant to the
Reorganization will be the same as the aggregate tax basis of the Acquired Fund shares of beneficial interest held by such shareholder immediately prior to the Reorganization, and the holding period of the Acquiring Fund Shares to be received by each
Fund shareholder will include the period during which the Acquired
Fund shares of beneficial interest exchanged therefor were held by such shareholder (provided that such Acquired Fund shares of beneficial interest were held as capital assets on the date of the Reorganization);
and (f) except for assets which may be revalued as a consequence of a termination of the Acquired Fund's taxable year, the tax basis of the Acquired Fund's assets acquired by the Acquiring Fund will be the same as the tax basis of such assets to the Acquired Fund immediately prior to the Reorganization and the holding period of the assets of the Acquired Fund in the hands of the Acquiring
Fund will include the period during which those assets were
held by the Acquired Fund.
Notwithstanding anything herein to the contrary, neither the
Acquiring Fund nor the Acquired Fund may waive the conditions set forth in this paragraph 8.5.
9.  Brokerage Fees and Expenses; Other Agreements
9.1. The Acquiring Fund represents and warrants to the Acquired Fund, and the Acquired Fund represents and warrants to the Acquiring Fund, that there are no brokers or finders or other entities to receive any payments in connection with the transactions provided for herein.
9.2. CSAM or its affiliates agrees to bear the reasonable expenses incurred in connection with the transactions contemplated by this
Agreement, whether or not consummated (excluding extraordinary expenses such as litigation expenses, damages and other expenses not normally associated with transactions of the type contemplated by this Agreement).  These expenses consist of:  (i) expenses associated with preparing this Agreement, the N-14 Registration Statement and expenses of the shareholder meetings insofar as they relate to approval of this Agreement and the transactions contemplated thereby; (ii)
expenses associated with preparing and filing the N-14 Registration
Statement covering the Acquiring Fund Shares to be issued in the
Reorganization insofar as they relate to approval of this Agreement and the transactions contemplated thereby; (iii) registration or qualification fees and expenses of preparing and filing such forms, if any, necessary under applicable state securities laws to qualify the Acquiring Fund Shares to be issued in connection with the Reorganization; (iv) postage; printing; accounting fees;
and legal fees incurred by the Acquiring Fund and by the Acquired
Fund in connection with the transactions contemplated by
this Agreement; (v) solicitation costs incurred
in connection with the shareholders meeting referred to in
clause (i) above and paragraph 5.2 hereof insofar as they
relate to approval of this Agreement and the transactions
contemplated thereby and (vi) any other reasonable
Reorganization expenses.
9.3. Any other provision of this Agreement to the contrary
notwithstanding, any liability of either Fund under this Agreement, or in connection with the transactions contemplated herein with respect to such Fund, shall be discharged only out of the assets of such Fund.
10. Entire Agreement; Survival of Warranties
10.1.	The Acquiring Fund and the Acquired Fund agree that neither
party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement among the parties.
10.2.	The representations, warranties and covenants contained in this
Agreement or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.
11. Termination
11.1. This Agreement may be terminated at any time at or prior to the
Closing Date by:  (1) mutual agreement of the Acquired Fund and the
Acquiring Fund; (2) the Acquired Fund in the event the Acquiring Fund shall, or the Acquiring Fund, in the event the Acquired Fund shall, materially breach any representation, warranty or agreement contained herein to be performed at or prior to the Closing Date; or (3) the
Acquired Fund or the Acquiring Fund in the event a condition herein expressed to be precedent to the obligations of the terminating party or parties has not been met and it reasonably appears that it will not or cannot be met within a reasonable time.
11.2. In the event of any such termination, there shall be no liability for damages on the part of either the Acquiring Fund, the Trust or the
Acquired Fund, or their respective Trustees, Directors or officers, to the other party or parties.
12. Amendments
This Agreement may be amended, modified or supplemented in writing in such manner as may be mutually agreed upon by the authorized officers of the Acquired Fund and the Acquiring Fund; provided, however, that following the meeting of the Acquired Fund's
shareholders called by the Acquired Fund pursuant to paragraph
5.2 of this Agreement no such amendment may have the effect
of changing the provisions for determining the number of
the Acquiring Fund Shares to be issued to the Acquired
Fund's Shareholders under this Agreement to the detriment
of such shareholders without their further approval.
13. Notices
13.1. Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy or certified mail addressed to the Acquiring Fund at:
466 Lexington Avenue
New York, NY 10017
Attention:  Hal Liebes, Esq.
or to the Acquired Fund at:
466 Lexington Avenue
New York, NY 10017
Attention:  Hal Liebes, Esq.
14.Headings; Counterparts; Governing Law; Assignment; Limitation of
Liability
14.1.The article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
14.2.This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.
14.3. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
14.4.This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party.
Except as provided in Section 5.7, nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.
14.5.	Notice is hereby given that this Agreement is entered into on behalf of the Acquiring Fund by an officer of the Acquiring Fund, and on behalf of the Acquired Fund by an officer of the Trust, in each case in such officer's capacity as an officer and not individually.  It is understood and expressly stipulated that none of the Directors, Trustees, officers or shareholders of the Acquiring Fund or the Trust are personally liable hereunder. All persons dealing with the Acquired Fund should look solely to the property of the Acquired Fund for the enforcement of any claims against the Acquired Fund.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its Chairman, President, Vice President or Managing Director and attested to by its Vice President, Secretary or Assistant Secretary. CREDIT SUISSE SELECT EQUITY FUND, INC.

By: /s/Hal Liebes___________________________
Name:  Hal Liebes
Title:  Vice President and Secretary
Attestation By: /s/Gregory N. Bressler
Name:  Gregory N. Bressler
Title:  Assistant Secretary

CREDIT SUISSE CAPITAL FUNDS
For and on Behalf of CREDIT SUISSE TAX EFFICIENT FUND
By: /s/Hal Liebes
Name:  Hal Liebes
Title:  Vice President and Secretary
Attestation By: /s/Gregory N. Bressler
Name:  Gregory N. Bressler
Title:  Assistant Secretary
Solely with respect to paragraphs 4.3, 5.9 and 9.2 hereof:
CREDIT SUISSE ASSET MANAGEMENT, LLC
By: /s/Hal Liebes
Name:	Hal Liebes
Title:	Managing Director
Attestation By: /s/Gregory N. Bressler
Name:	Gregory N. Bressler
Title:	Director